Exhibit 23.3

CONSENT OF UHY LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Energy XXI (Bermuda) Limited of our report dated October 17, 2006, except for Note 2, as to which the date is March 12, 2007 with respect to the statements of revenues and direct operating expenses (the carve-out financial statements for Castex) for the twelve month periods ended June 30, 2006, 2005 and 2004.

/s/ UHY LLP

Houston, Texas
June 19, 2007